UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): AUGUST 6, 2009

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) The information under the heading “Proposal 2 – Adoption of an Amendment to the Consolidated Graphics, Inc. Amended and Restated Long-Term Incentive Plan” under Item 8.01 is incorporated herein by reference.

ITEM 8.01 — OTHER EVENTS

On August 6, 2009, Consolidated Graphics, Inc. (the “Company”) held its 2009 Annual Meeting of Shareholders (the “Annual Meeting”). The following proposals were submitted to a vote of the shareholders through the solicitation of proxies:

Proposal 1 — Election of Class I Directors

The following persons were elected to serve as Class I Directors on the Company’s Board of Directors until the 2012 Annual Meeting, and until their successors have been duly elected and qualified or until the earlier of their resignation or removal. Voting results were as follows:

	For	Against/Withheld	Broker Non-Votes
Larry J. Alexander	9,661,379	403,246	n/a
Brady F. Carruth	9,528,548	536,077	n/a

Directors continuing in office as Class II Directors are Gary L. Forbes and James H. Limmer and as Class III Directors are Joe R. Davis and Hugh N. West, MD.

Proposal 2 – Adoption of an Amendment to the Consolidated Graphics, Inc. Amended and Restated Long-Term Incentive Plan

At the Annual Meeting, the Company’s shareholders also approved an amendment to the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”). The voting results were as follows:

For	Against/Abstentions	Broker Non-Votes
6,349,391	2,893,271	821,963

The amendment to the Plan increased the limit on the number of awards that may be granted under the Plan in the form of stock appreciation rights or stock awards, including restricted stock units, from 62,500 to 112,500 underlying shares of common stock issuable pursuant to such awards. Additional information with respect to the amendment to the Plan was previously reported in the Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission in connection with the Annual Meeting.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By: /s/ Jon C. Biro
Jon C. Biro
Executive Vice President and Chief Financial
and Accounting Officer

Date: August 13, 2009